SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported: August 15, 2008

ETERNAL TECHNOLOGIES GROUP, INC. (Exact name of Registrant as specified in its charter)
0-27929 (Commission file number)
Nevada (State or other jurisdiction of incorporation)	62-1655508 (I.R.S. Employer Identification Number)
Suite 2007, Golden Central Tower, No. 3037, Jintian Rd., Futian District, Shenzhen, Guangdong, Province, P.R. China
011-86-22-2721-7020 (Registrant’s telephone number, including area code)
__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Item 2.02                      Results of Operations and Financial Conditions

Reference is made to the Eternal Technologies Group, Inc. (the “Company”) press release on August15, 2008 attached hereto as Exhibit 99.1 and incorporated by reference herein (including without limiting the information set out in the cautionary statement contained in the press release) relating to the Company’s financial results for the quarter ended June 30, 2008.

Item. 9.01                                Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                Description

99.1           Press Release issued August 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL TECHNOLOGIES GROUP, INC.

Date: August 15, 2008	By:	/s/ Jiansheng Wei
Jiansheng Wei
President and Chief Executive Officer

PRESS RELEASE

Eternal Technologies Group, Inc. (ETLT:OB) today reported earnings for the three months and six months ended June 30, 2008.

For the three months ended June 30, 2008 the company reported revenues of $14,041,480 a 26.7% increase compared to the revenues of $11,084,009 for the corresponding period of prior year.  Gross profit for the three months ended June 30, 2008 totalled $4,088,264 an 18.8% increase compared to the $3,440,339 for the prior period.  Net income for the three months ended June 30, 2008 totaled $2,613,560 a 36.2% increase  or $.05 per share compared to the net income of $1,919,341 or $.04 per share for the corresponding period of the prior year.

For the six months ended June 30, 2008 the company reported revenue of $23,738,014 a 27.7% increase compared to the revenue of $18,588,494 for the six months ended June 30, 2007.  Gross profit for the six months June 30, 2007 totalled $6,105,386 an 11.2% increase compared to the gross profit of $5,491,148 for the corresponding period of the prior year.  Net income for the six months ended June 30, 2008 totalled $4,608,466 or $.09 per share a 47.1% increase compared to the net income of $3,132,082 or $.07 per share for the six months ended June 30, 2007.

Sales for E-Sea totaled $5,124,005 for the six months ended June 30, 2008 compared with revenue of $3,216,075 an increase of $1,907,930 or 59.3%. E-Sea’s gross margin was $63.5% for the six months ended  June 30, 2008.

As of June 30, 2008 the company had cash and cash equivalents of $27,976,450 and working capital of $45,825,953.  This compares with cash and cash equivalents of $12,692,479 and working capital of $36,898,802 as of December 31, 2007.  In addition to the foregoing, the company also had short-term investments of $14,717,153. As of June 30, 2008 shareholders equity had increased to $83,841,542.

ETERNAL TECHNOLOGIES GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
June 30, 2008 and December 31, 2007
(Amounts in United States Dollars)

	(Unaudited) June 30,	(See Note) December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$27,976,450	$12,692,479
Short-term investments	14,717,153	13,827,174
Accounts receivable	7,086,207	6,274,866
Inventories	-	6,312,236
Prepayments and deposits	14,989	14,082

Total current assets	49,794,799	39,120,837

Property and equipment, net of accumulated depreciation
of $5,033,889 and $4,296,083 at June 30, 2008 and
December 31, 2007, respectively	7,158,822	7,161,773
Land use rights, net of accumulated amortization
of $2,324,793 and $2,043,266 at June 30, 2008 and
December 31, 2007, respectively	4,922,217	4,765,501
Intangible assets	1,381,734	6,571,098
Long term Accounts Receivable	3,201,490	-
Patent held for lease, net of accumulated amortization
of $302,201 at June 30, 2008	2,288,095	-
Other Assets	19,063,231	17,433,088

Total assets	$87,810,388	$75,052,297

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$443,366	$443,366
Accounts payable and accrued liabilities	1,378,620	1,294,310
Amounts due to related parties	215,672	215,295
Income taxes payable	193,992	167,764
Deferred Income	1,699,813
Derivative financial instrument liability	37,383	109,300

Total current liabilities	3,968,846	2,230,035

Stockholders' equity:
Preferred shares - $0.001 par value, 5,000,000
Authorized, none issued or outstanding	-	-
Common shares - $0.001 par value; 95,000,000
Authorized; 55,689,634 shares issued and
Outstanding	55,689	52,137
Additional paid - in capital	23,075,753	21,303,505
Retained earnings	49,457,232	44,848,766
Treasury shares at cost 1,509,703 shares	(882,090)	(882,090)
Accumulated other comprehensive income	12,134,958	7,499,944

Total stockholders' equity	83,841,542	72,822,262

Total liabilities and stockholders' equity	$87,810,388	$75,052,297

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principals for complete financial statements.

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements

ETERNAL TECHNOLOGIES GROUP, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Three Months and Six Months ended June 30, 2008 and 2007
(Amounts in United States Dollars)

	Three Months Ended June 30,						Six Months Ended June 30,
	2008		2007			2008		2007

Revenue:	$		$			$		$
Agricultural and genetics sales		10,445,408		9,214,703			18,160,147		14,923,370
Medical device sales and services		3,301,219		1,719,093			5,124,005		3,216,075
Leasing		294,853		150,213			453,862		449,049

Total revenue		14,041,480		11,084,009			23,738,014		18,588,494

Cost of sales and services
Agricultural and genetics sales		8,376,413		7,002,928			15,332,910		12,186,174
Medical device sales and services		1,295,390		501,611			1,870,931		1,033,985
Leasing		281,413		139,331			428,787		277,187

Total cost of sales and services		9,953,216		7,643,870			17,632,628		13,497,346

Gross profit		4,088,264		3,440,139			6,105,386		5,091,148

Depreciation and amortization expenses		265,521		138,458	596,826 275,340

Selling, general and administrative expenses		1,729,081		1,287,108			2,508,867		1,956,574

Research and development expense		286,962		130,055			282,780		129,366

Income from operations		1,806,700		1,884,518			2,716,913		2,729,868

Other income (expense)
Interest income		60,352		53,662			106,341		103,530
Gain on Sale of Assets		-		-			269,649		(849)
Investment Income		885,994		97,541			1,746,168		543,338
Change in value of derivative
financial instruments		15,797		769			71,917		(38,111)

Other income (expense), net		962,143		151,972			2,194,075		607,908

Income before provision for
income taxes		2,768,843		2,036,490			4,910,988		3,337,776

Provision for income taxes		155,283		117,149			302,522		205,694

Net income		2,613,560		1,919,341			4,608,466		3,132,082

Net income per common share
Basic and diluted		$0.05		$0.04			$0.09		$0.07

Weighted average number of
Common shares outstanding,
Basic and diluted		53,400,825		47,073,579			52,765,941		47,073,579

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements

ETERNAL TECHNOLOGIES GROUP, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2008 and 2007
(Amounts in United States Dollars)

	2008	2007

Cash flows from operating activities
Net income	$4,608,466	$3,132,082
Adjustments to reconcile net income to net cash
Provided by operating activities:
Depreciation and amortization	1,025,614	552,527
Gain on sale of assets	(269,649)
Investment income	(1,746,168)
Change in value of derivative financial instruments	(71,917)	(98,693)
Compensatory stock issuances	710,320	-
Changes in operating assets and liabilities:
Inventories	6,718,520	5,430,445
Accounts receivable	(184,481)	1,752,930
Short-term investments	494,775	-
Long-term investments	436,567	-
Prepayments and deposits	600,755	199,560
Accounts payable and accrued expenses	16,431	539,447

Net cash provided by operating activities	12,339,233	11,508,298

Cash flows from investing activities:
Proceeds from sales of Intangible Assets	1,062,313
Purchase of fixed assets	-	(10,212)
Purchase of long-term investment	-	(4,018,919)

Net cash provided by /(used in) investing activities	1,062,313	(4,029,131)

Cash flows from financing activities:
Capital contributed	-	2,304,615
Common Stock Receivable	-	10,176
Proceeds from sales of common stocks	1,065,480	-

Net cash provided by financing activities	1,065,480	2,314,791

Effect of exchange rate changes on cash	816,945	404,974

Net increase (decrease) in cash and cash equivalents	15,283,971	10,198,932

Cash and cash equivalents, beginning of period	12,692,479	16,024,123

Cash and cash equivalents, end of period	$27,976,450	$26,223,055
Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income taxes paid	$159,610	205,694
Non-cash investing and financing activities
Receivable from sale of intangible assets	$3,201,490	$-
Deferred gain from sale of intangible assets	$1,099,059	$-

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements

About Eternal Technologies

Eternal is a major agricultural genetics and biopharmaceutical R&D firm operating in China with the support of the Chinese Government.  Eternal's animal breeding division has a strong assets base, cash position and net  income ..  Eternal  has become one of China's leading  institutions for biopharmaceutical and biotech research , pure breed cultivation and breed stock production.  The Company has secured a key market niche by  commercializing gene engineering technologies and providing superior  breeding  stock, allowing China's citizens the ability to improve their living standards.  With the world's largest population, a double-digit national growth  rate and entry into the WTO, Eternal Technologies has a playing field set for tremendous opportunity.  As a prominent player in the agricultural genetics industry, cash in the bank and an untapped market, Eternal has the potential to become a major player in China's national growth.
For more information please visit website: http://www.eternaltechs.com